Exhibit 10.2

PURCHASE AGREEMENT
___________________ (the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is selling Existing Notes (as defined below) hereunder, a “Holder”), enters into this Purchase Agreement (this “Agreement”) with Forest City Realty Trust, Inc., a Maryland corporation (the “Company”), on March __, 2016 whereby the Holders will sell to the Company for cash (the “Transaction”) the Company’s existing 3.625% Convertible Senior Notes due 2020 (the “Existing Notes”) issued pursuant to the provisions of the Indenture, dated July 19, 2013 (as supplemented to the date hereto, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).
On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:
Article I: Purchase and Sale of the Notes
At the Closing (as defined herein), the Undersigned hereby agrees to cause each Holder to sell to the Company the aggregate principal amount of Existing Notes (collectively the “Purchased Notes”), and in exchange therefor the Company, hereby agrees to purchase such Purchased Notes for cash, all as set forth opposite such Holder’s name on Exhibit A hereto.
The closing of the Transaction (the “Closing”) shall occur on the third business days after the date of this Agreement. On the date of the Closing, each Holder shall (a) deliver or cause to be delivered to the Company all right, title and interest in and to its Purchased Notes (and no other consideration) free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Purchased Notes free and clear of any Liens and (b) deliver or cause to be delivered to the Company the applicable IRS forms described in Section 4.5, in exchange for the amount of cash specified on Exhibit A hereto (the “Cash Consideration”) (or, if there are no Accounts, the Company shall deliver to the Undersigned, as the sole Holder, the Cash Consideration applicable to such Holder as set forth on Exhibit A hereto).
Upon and subject to the terms set forth in this Agreement, at the Closing, the Company hereby agrees to pay to each Holder an amount in cash equal to the accrued but unpaid interest, if any, on such Holder’s Purchased Notes as set forth on Exhibit A under the heading “Interest Settlement” (such amount, the “Interest Settlement”).
Article II: Covenants, Representations and Warranties of the Holders
The Undersigned hereby covenants as follows, and makes the following representations and warranties on its own behalf and where specified below, on behalf of each Holder, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such covenants, representations and warranties shall survive the Closing.
Section 2.1 Power and Authorization. Each of the Undersigned and each Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and the Undersigned has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transaction contemplated hereby, in each case on behalf of each Holder. If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account, and (b) Exhibit A hereto is a true, correct and complete list of (i) the name of each Account and (ii) the principal amount of such Account’s Purchased Notes.

Section 2.2 Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Undersigned and constitutes a valid and legally binding obligation of the Undersigned and each Holder, enforceable against the Undersigned and each Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and consummation of the Transaction will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the applicable Holder’s organizational documents, (ii) any agreement or instrument to which the Undersigned or the applicable Holder is a party or by which the Undersigned or the applicable Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the applicable Holder, except in the case of clauses (ii) and (iii), where such violations, conflicts, breaches or defaults would not affect the Undersigned’s or the applicable Holder’s ability to consummate the transactions contemplated hereby in any material respect.
Section 2.3 Title to the Purchased Notes. Each Holder is the sole legal and beneficial owner of the Purchased Notes set forth opposite its name on Exhibit A hereto (or, if there are no Accounts, the Undersigned is the sole legal and beneficial owner of all of the Purchased Notes). Each Holder has good, valid and marketable title to its Purchased Notes, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). No Holder has, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its rights, title or interest in or to its Purchased Notes, or (b) given any person or entity (other than the Undersigned) any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Purchased Notes. Upon the Holder’s delivery of its Purchased Notes to the Company pursuant to the Transaction, such Purchased Notes shall be free and clear of all Liens.
Section 2.4 Accredited Investor or Qualified Institutional Buyer. Each Holder is (a) an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) and (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or (b) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.
Section 2.5 No Illegal Transactions. Each of the Undersigned and each Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any information regarding the transactions contemplated pursuant to this Agreement or engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned was first contacted by the Company or anyone acting on its behalf or any other person regarding this Agreement or the underlying transactions. Each of the Undersigned and the Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will disclose to a third party any information regarding such transactions or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the first to occur of (a) the time the transactions contemplated pursuant to this Agreement are publicly disclosed by the Company and (b) the close of business on the date set forth in Section 3.4. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.5, subject to the Undersigned’s and each Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and the Holder’s respective internal policies, (i) the terms “Undersigned” and “Holder” shall not be deemed to include any employees, subsidiaries, desks, groups or affiliates of the Undersigned or the applicable Holder that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Undersigned’s or such Holder’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the transactions contemplated pursuant to this Agreement), and (ii) the foregoing representations and covenants of this Section 2.5 shall not apply to any transaction by or on behalf of an Account, desk or group that was effected without the advice or participation of, or such Account’s, desk’s or group’s receipt of information regarding the transactions contemplated pursuant to this Agreement provided by, the Undersigned or the applicable Holder.
Article III: Covenants, Representations and Warranties of the Company
The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders, and all such covenants, representations and warranties shall survive the Closing.
Section 3.1 Power and Authorization. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transaction contemplated hereby. No material consent, approval, order or authorization of, or material registration, declaration or filing with, any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, other than filings required by the Exchange Act, if any.
Section 3.2 Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement, and the consummation of the Transaction will not violate, conflict with or result in a breach of or default under (a) the memorandum and articles of association, charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) and (c), where such violations, conflicts, breaches or defaults would not affect the Company’s business or its ability to consummate the transactions contemplated hereby in any material respect.
Section 3.3 No Litigation. There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the transactions contemplated hereby.
Section 3.4 Disclosure. On or before the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all material terms of this Agreement (to the extent not previously publicly disclosed). Without the prior written consent of the Undersigned, the Company shall not disclose the name of the Undersigned or any Holder in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process.
Article IV: Miscellaneous
Section 4.1 Entire Agreement. This Agreement and any documents and agreements executed in connection with the Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, e-mails or draft documents.

Section 4.2 Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.
Section 4.3 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.
Section 4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.
Section 4.5 Tax Documentation. If requested by the Company, the Undersigned has provided and attached hereto, or will provide no later than two business days prior to the Closing, properly completed and executed originals of whichever of the following is applicable to the Undersigned: (a) an Internal Revenue Service (“IRS”) Form W-9, or (b) IRS Form W-8BEN-E, IRS Form W-8BEN or other applicable IRS Form W-8 (including any IRS forms, documents or schedules required to be attached thereto).

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:	“COMPANY”:
FOREST CITY REALTY TRUST, INC.
(in its capacities described in the first paragraph hereof)
By:__________________________________________	By:_______________________________________
Name:________________________________________	Name:_____________________________________
Title:_________________________________________	Title:______________________________________

[Signature Page to Purchase Agreement]

EXHIBIT A
Holders

Name of Holder	Aggregate Principal Amount of Purchased Notes	Cash Consideration	Interest Settlement*	Aggregate Cash Payment

*Assumes the Closing occurs on ______, 2016

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